POWER OF ATTORNEY
With respect to holdings of and transactions in securities issued by BioRestorative Therapies, Inc. (the "Company"), the undersigned hereby constitutes and appoints Fred Skolnik, with full power of substitution and resubstitution, to act as the undersigned's true and lawful attorney-in-fact to:
    (1) execute for and on behalf of the undersigned Forms 4 and 5 (including amendments thereto) in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder;
(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 4 or 5, complete and execute any amendment or amendments thereto, file that Form with the United States Securities and Exchange Commission and any stock exchange or similar authority, and provide a copy as required by law or advisable to such persons as the attorney-in-fact deems appropriate; and
(3) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of the attorney-in-fact, may be benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in the attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and  powers herein granted.
The undersigned acknowledges that the foregoing attorney-in-fact, and his substitute or substitutes, in serving in such capacity at the request of the undersigned, are not assuming, nor is the attorney-in-fact's firm assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.  The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally, in writing or by email or other electronic means by or at the direction of the undersigned to the attorney-in-fact.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.
IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on this 3rd day of December, 2015.
/s/ John M. Desmarais__________
John M. Desmarais